Exhibit 10.9

GROUND LEASE

AMONG

WEST CENTRAL COOPERATIVE

AND

RENEWABLE ENERGY GROUP, INC.

This Ground Lease Among West Central Cooperative and Renewable Energy Group, Inc. (the “Lease”), is made as of July 31, 2006, among West Central Cooperative, an Iowa cooperative association, of 406 1st St., P. O. Box 68, Ralston, Iowa, 51459 (the “Landlord”), and Renewable Energy Group, Inc., a Delaware corporation, of 406 1st St., P. O. Box 68, Ralston, Iowa, 51459 (the “Tenant”).

Recitals

A. On or about October 3, 1995, West Central Cooperative, as landlord, and InterWest, L.C., as tenant, entered into that certain lease covering the Land (as defined below) for a term ending on December 31, 2005, and continuing thereafter on a year to year basis for annual rental of $1.00 per year (the “InterWest Lease”).

B. In connection with the closing under that certain Stock Purchase Agreement dated July 31, 2006 by and among Renewable Energy Group, Inc., Renewable Energy Group, LLC, InterWest, L.C., West Central Cooperative and certain purchasers (the “Stock Purchase Agreement”) InterWest , L.C., has assigned all its right, title and interest in the InterWest Lease to Renewable Energy Group, Inc., which assignment West Central Cooperative has approved.

C. West Central Cooperative and Renewable Energy Group, Inc., have agreed to amend and restate the terms and conditions of their lease arrangement for the Land in accordance with the terms and provisions of this Lease, the same to be in full substitution and replacement for the InterWest Lease.

The Ground Lease

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, receipt of which is acknowledged, West Central Cooperative and Renewable Energy Group, Inc., hereby agree to the following amended and restated terms of the Lease among them:

1. Definitions. For the purposes of this Lease, the following terms shall have the following definitions:

a. “Demised Premises” shall mean the Land and all easements, rights, rights-of-way, and licenses thereto, but shall not include the Improvements or Tenant’s Trade Fixtures.

b. “Improvements” shall mean all buildings, structures, and improvements now existing or hereafter constructed upon the Land during the term of the Lease, and any restoration, addition to, or replacement thereof, but excluding therefrom the Land and Tenant’s Trade Fixtures.

c. “Land” shall mean that certain parcel of real property described in Exhibit A attached hereto, but shall not include the Improvements or Tenant’s Trade Fixtures.

d. “Leasehold Mortgagee” shall mean the mortgagee or mortgagees under any Mortgage.

e. “Mortgage” shall mean a mortgage encumbering the leasehold interest of Tenant under this Lease, provided that the holder of any such mortgage has provided a copy of its mortgage and notice to Landlord as required hereunder.

f. “Tenant’s Trade Fixtures” shall mean all of Tenant’s furniture, fixtures, equipment and tools located in, attached or affixed to, or used in connection with the Improvements, or the operation thereof, and located on the Land, including without limitation office furniture and fixtures, cabinets, chairs, desks, tables, computers, other office machines, maintenance and cleaning equipment, and tools.

2. Demised Premises and Term. Landlord, in consideration of the rents hereinafter reserved and the terms, covenants, conditions, and agreements set forth in this Lease to be kept and performed by Tenant, does hereby demise and let unto Tenant, and Tenant does hereby hire and take from Landlord, the Demised Premises, subject only to Permitted Liens (as such term is defined in the Stock Purchase Agreement).

TO HAVE AND TO HOLD the Demised Premises unto Tenant, its permitted successors and assigns, upon and subject to all of the terms, covenants, conditions, conditional limitations, and agreements herein contained for a term of years commencing on the date of this Lease and ending on July 31, 2026 (the “Basic Term”), or until said term is sooner terminated or extended pursuant to any of the conditional limitations or other provisions of this Lease.

3. Rental. Tenant hereby agrees to pay and Landlord hereby agrees to accept as rent hereunder from and after the date of this Lease during the remainder of the Basic Term annual rental at the rate of $1.00 per year, which shall be paid on August 1 of each year beginning on August 1, 2006, and ending August 1, 2025, all without setoff or abatement.

4. Improvements. Landlord and Tenant acknowledge that the Improvements now located on the Demised Premises consist of a biodiesel processing facility.

5. Title to Improvements and Trade Fixtures.

a. Title to Tenant’s Trade Fixtures are and shall be the sole and exclusive property of Tenant during the term of this Lease and shall remain the sole and exclusive property of Tenant after the expiration or termination of this Lease, for whatever reason. Landlord acknowledges and understands that it shall have no right, title, or interest in or to Tenant’s Trade Fixtures either during the term of this Lease, or thereafter (except as hereinafter provided).

b. Landlord acknowledges and agrees that Tenant shall have the right to encumber, sell, or hypothecate Tenant’s Trade Fixtures, to remove them from the Demised Premises, or to otherwise deal with all or any portion of such Tenant’s Trade Fixtures, at Tenant’s sole discretion. Provided, further, that upon ten (10) days’ prior written notice to Landlord, Landlord shall prepare and deliver to Tenant a certificate in recordable form stating that Landlord has no interest or right in or to Tenant’s Trade Fixtures, as well as any other or further document which Tenant may reasonably request from Landlord.

c. All Improvements presently on the Demised Premises and all Improvements hereafter constructed on the Demised Premises are and shall be the property of Tenant or any party taking title thereto through Tenant by means of mesne conveyance or foreclosure, during, and only during, the continuance of the term of this Lease and no longer. At all times during the term of this Lease, the Improvements which are owned by Tenant shall not be conveyed, transferred, or assigned unless such conveyance, transfer, or assignment shall be to a person, corporation or other entity to whom this Lease is being transferred or assigned simultaneously therewith in compliance with the provisions of paragraph 18 hereof (Assignment; Subletting), and at all such times the holder of the leasehold interest of Tenant under this Lease shall be the owner of said Improvements. Any attempted conveyance, transfer, or assignment of the Improvements, whether voluntarily or by operation of law or otherwise, to any person, corporation, or other entity shall be void and of no effect whatever unless such conveyance, transfer, or assignment shall be to a person, corporation, or other entity to whom this Lease is being transferred or assigned simultaneously therewith in compliance with the provisions of paragraph 18. Similarly, so long as the Improvements or any part thereof shall remain on the Demised Premises, any attempted transfer or assignment of the leasehold interest of Tenant under this Lease shall be void and of no effect whatever unless such transfer or assignment shall be to a person, corporation, or other entity to whom the Improvements are being conveyed, transferred, or assigned simultaneously therewith. Upon any termination of this Lease, whether by reason of the normal expiration of the term hereof, or by reason of the provisions of paragraph 14 (Insurance), or paragraph 20 (Default; Termination) hereof, or by reason of any other cause whatsoever, if the Improvements or any part thereof shall then be on the Demised Premises, all of Tenant’s right, title, and interest therein or any entity or person acquiring title thereto through Tenant shall cease and terminate, and title to the Improvements shall vest in Landlord, and the Improvements or the part thereof then within the Demised Premises shall be surrendered by Tenant to Landlord as provided in paragraph 35 hereof (Surrender), subject, however, to the provisions of paragraph 36 (Rights on Termination). No further deed or other instrument shall be necessary to confirm the vesting in Landlord of title to the Improvements. However, upon any termination of this Lease, Tenant, upon request of Landlord, shall execute, acknowledge, and deliver to Landlord a quitclaim deed confirming that all of Tenant’s right, title, and interest in or to the Improvements has expired, and that title to the Improvements has vested in Landlord. Landlord shall pay all costs, fees, charges and taxes associated with recording said deed.

d. Notwithstanding anything to the contrary contained above, Tenant shall have the right, at its option, during the term of this Lease, to use the Improvements, and to the extent required, the Demised Premises, in any reasonable and lawful manner consistent with paragraph 11 (Use of Demised Premises) of this Lease.

6. Leasehold Mortgagees.

a. Tenant shall have the right to mortgage its leasehold interest hereunder; provided that the holder of any such mortgage shall forward to Landlord a true and accurate copy of the executed and recorded mortgage showing the County Recorder’s filing data, together with a written notice setting forth the name and address of the leasehold mortgagee under any such mortgage. The rights set forth below with respect to a leasehold mortgagee shall not apply until such copy and notice have been provided to Landlord.

b. Landlord and Tenant agree that so long as any Mortgage is a lien on Tenant’s estate in the Demised Premises the Leasehold Mortgagee shall have all of the rights set forth below (for purposes of the matters set forth in this paragraph 6, the term Leasehold Mortgagee shall include all leasehold mortgagees who have provided a copy of their mortgage and notice to Landlord as provided herein):

i. If Landlord shall give any notice, demand, election, or other communication (hereafter referred to as Messages) to Tenant hereunder, Landlord shall at the same time deliver a copy of each such Message to the Leasehold Mortgagee at the address theretofore designated by the Leasehold Mortgagee. Such copies of Messages shall be sent by registered or certified mail, return receipt requested, and shall be deemed given three days after a copy is deposited in a United States Post Office with postage charges prepaid, enclosed in a securely sealed envelope addressed to the Leasehold Mortgagee. No Message given by Landlord to Tenant shall be binding upon or affect said Leasehold Mortgagee unless a copy of said Message shall be given to said Leasehold Mortgagee pursuant to this subparagraph 6.b.i. In the case of an assignment of said mortgage or change in address of the Leasehold Mortgagee, such assignee or Leasehold Mortgagee, by written notice to Landlord, may change the address to which such copies of Messages are to be sent. Landlord shall not be bound to recognize any assignment of said mortgage unless and until Landlord shall be given written notice of such assignment and the name and address of the assignee, and thereafter such assignee shall be deemed to be the Leasehold Mortgagee under this paragraph 6. If any said mortgage is held by more than one person, corporation, or other entity, the Leasehold Mortgagee shall designate in writing one of their number to receive all such Messages and copies of Messages and shall have given to Landlord an original executed counterpart of such designation in form proper for record.

ii. In the event of any default by Tenant under the provisions of this Lease, the Leasehold Mortgagee will have the same concurrent grace periods as are given Tenant for remedying such default or causing it to be remedied, plus an additional thirty (30) days.

iii. In the event that Tenant shall default under any of the provisions of this Lease, the Leasehold Mortgagee, without prejudice to its rights against Tenant, shall have the right to make good such default within the applicable grace periods provided for in the preceding section of this paragraph whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Tenant is hereby required to do or perform, and Landlord shall accept such performance on the part of the Leasehold Mortgagee as though the same had been done or performed by Tenant. For such purpose, Landlord and Tenant hereby authorize the Leasehold Mortgagee to enter upon the Demised Premises and to exercise any of the Tenant’s rights and powers under this Lease and, subject to the provisions of this Lease, under the Mortgage.

iv. Tenant may delegate irrevocably to said Leasehold Mortgagee the authority to exercise any or all of Tenant’s rights hereunder, but no such delegation shall be binding upon Landlord unless and until either Tenant or said Leasehold Mortgagee shall give to Landlord a true copy of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Mortgage itself, in which case the service upon Landlord of an executed counterpart or certified copy of the Mortgage, in accordance with this paragraph 6, together with a written notice specifying the provisions therein which delegate such authority to said Leasehold Mortgagee, shall be sufficient to give Landlord notice of such delegation.

v. The term incurable default as used herein means any default which cannot be reasonably cured by the Leasehold Mortgagee. The term curable default means any default under this Lease which can be cured by the Leasehold Mortgagee. In the event of any curable default under this Lease, and if prior to the expiration of the applicable grace period specified in this paragraph, the Leasehold Mortgagee shall give Landlord written notice that it intends to undertake the curing of such default, or to cause the same to be cured, then Landlord will not terminate or take any action to effect a termination of this Lease or re-enter, take possession of, or relet the Demised Premises or similarly enforce performance of this Lease, so long as the Leasehold Mortgagee is, with all due diligence and in good faith, engaged in the curing of such default, or effecting such cure through foreclosure; provided, however, that the Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if such default shall be cured.

vi. In the event that this Lease is terminated by Landlord on account of any incurable default, or in the event Tenant’s interest under this Lease shall be sold, assigned, or transferred pursuant to the exercise of any remedy of the Leasehold Mortgagee, or pursuant to judicial proceedings, and if (i) no rent or other charges shall then be due and payable by Tenant under this Lease, or (ii) the Leasehold Mortgagee shall have arranged with Landlord to cure any curable default of Tenant under this Lease, then Landlord, within 30 days after receiving a written request therefor, which shall be given within 60 days after such termination or transfer and upon payment to it of all expenses, including attorney’s fees, incident thereto, will execute and deliver a new lease of the Demised Premises to the Leasehold Mortgagee or its nominee or to the purchaser, assignee, or transferee, as the case may be, for the remainder of the term of this Lease, containing the same covenants, agreements, terms, provisions, and limitations as are contained herein. Upon the execution and delivery of such new lease, the lessee, in its own name or in the name of Landlord, may take all appropriate steps as shall be necessary to remove Tenant from the Demised Premises. The provisions of this subparagraph vi shall survive the termination of this Lease.

vii. In the event a default under the Mortgage shall have occurred, the Leasehold Mortgagee may exercise, with respect to the Demised Premises, and subject to the provisions of this Lease, any right, power, or remedy under the Mortgage.

viii. This Lease may be assigned, without the consent of Landlord, to or by the Leasehold Mortgagee or its nominee, pursuant to foreclosure or similar proceedings, or the sale, assignment, or other transfer of this Lease in lieu thereof, or the exercise of any other right, power, or remedy of the Leasehold Mortgagee, and the Leasehold Mortgagee shall be liable to perform the obligations herein imposed on Tenant only during the period it is in possession or ownership of the leasehold estate created hereby.

ix. No surrender (except a surrender upon the expiration of the term of this Lease or upon termination by Landlord pursuant and subject to the provisions of this Lease) by Tenant to Landlord of this Lease, or of the Demised Premises, or any part thereof, or of any interest therein, and no termination of this Lease by Tenant, shall be valid or effective, and neither this Lease nor any of the terms hereof may be amended, modified, changed, or canceled without the prior written consent of the Leasehold Mortgagee.

x. The provisions of this paragraph are for the benefit of, and are to be enforceable by, only the Leasehold Mortgagee as defined and described above.

xi. Except as otherwise provided in paragraph 6.b.vi above, no mortgage now or hereafter a lien upon this Lease shall extend to or affect the reversionary interest and estate of Landlord in and to the Demised Premises or in any manner attach to or affect the Demised Premises from and after any expiration or termination of this Lease.

7. Taxes. Tenant will, at Tenant’s own cost and expense, bear, pay, and discharge prior to delinquency, all real estate taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (all of which are hereinafter sometimes collectively referred to as “Impositions”), which shall, pursuant to present or future law or otherwise, prior to or during the term hereby granted, have been or be levied, charged, assessed, or imposed upon, or grown or become due and payable out of or for, or become or have become a lien on the Demised Premises, and the Improvements, or the sidewalks, streets, or vaults used by Tenant in connection therewith; it being the intention of the parties hereto that the rents reserved herein shall be received and enjoyed by Landlord as a net sum free from all of such Impositions, except income taxes assessed against Landlord, franchise, estate, succession, inheritance, excess profits, revenue, or any other tax, assessment, charge, or levy upon the rent payable by Tenant under this Lease or transfer taxes of Landlord, or any tax or charge in replacement or substitution of the foregoing or of a similar character. Provided, however, that if at any time during the term of the Lease the then prevailing method of taxation or assessment shall be changed so that the whole or any part of the Impositions theretofore payable by Tenant as above provided, shall instead be levied, charged, assessed, or imposed wholly or partially on the rents received by the Landlord from the Demised Premises, or shall otherwise be imposed against Landlord in the form of a franchise tax or otherwise, then Tenant shall pay all such levies, charges, assessments, impositions, taxes, and other substituted charges to the extent that the same shall be directly related to and assessed against the Demised Premises or the rent thereon; provided, however, that Tenant shall be required to make such payments only to the extent that the same would be payable if the Demised Premises were the only property of Landlord.

Landlord and Tenant shall cooperate and use reasonable efforts to cause the Demised Premises and the Improvements to be assessed and taxed separate and apart from all other premises. If, however, any Imposition payable by Tenant as aforesaid shall also be levied, charged, assessed, or imposed upon, or grow or become due and payable out of or for, or become a lien on, or be based upon the value of, any other premises owned or leased by Tenant not constituting a part of the Demised Premises, then Tenant shall pay or cause to be paid the full amount of said Imposition, notwithstanding that all or a portion thereof is allocable to such other premises, but Tenant reserves all rights which Tenant may have, whether pursuant to law or agreement or otherwise, to recover all or a portion of said Imposition from the owner or owners of such other premises.

Tenant shall pay all interest and penalties imposed upon the late payment of any Impositions which Tenant is obligated to pay hereunder. Impositions shall be apportioned between Tenant and Landlord both as of the date of the beginning of the term of this Lease and as of the date of termination of the term of this Lease. Impositions apportioned to Tenant upon the termination of the term of this Lease shall be paid by Tenant to Landlord within thirty (30) days after such termination. As to regular real estate taxes such apportionment shall be made as to taxes accruing during or for the period covered by the Lease (which taxes are payable in a subsequent fiscal year).

Tenant may take the benefit of the provisions of any law or regulations permitting any assessment imposed upon the Demised Premises prior to the expiration of the term of this Lease to be paid in installments; provided, further, that the amount of all installments of any such assessment which are to become due and payable after the expiration of the term of this Lease shall be paid by Landlord when and as the same shall become due and payable.

If Tenant shall fail, for ten (10) days after notice and demand given to Tenant, to pay any Imposition on or before the last day upon which the same may be paid without the imposition of interest or penalties for the late payment thereof, then Landlord may pay the same with all interest and penalties lawfully imposed upon the late payment thereof, and the amounts so paid by Landlord shall thereupon be and become immediately due and payable by Tenant to Landlord hereunder.

Tenant at Tenant’s own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Imposition, in which event Tenant may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined, so long as such proceedings and any appeals shall operate to legally prevent the collection of such payments and the sale of the Demised Premises to satisfy any lien arising out of the non-payment of the same.

Landlord shall execute and deliver to Tenant whatever documents may be necessary or proper to permit Tenant to so contest any such Imposition or which may be necessary to secure payment of any refund which may result from any such proceedings.

An official certificate or statement issued or given by a sovereign or municipal authority, or any agency thereof, or any public utility, showing the existence of any Imposition, or interest or penalties thereon, the payment of which is the obligation of Tenant as herein provided, shall be prima facie evidence for all purposes of this Lease of the existence, amount, and validity of such Imposition.

8. Repairs.

a. Tenant shall at all times during the term of this Lease, at Tenant’s own costs and expense, keep the Demised Premises and the Improvements thereon, and all appurtenances to the Demised Premises, in as good order, condition, and repair as exists on the commencement date of this Lease, ordinary wear and tear excepted, and in such condition as may be required by law and by the terms of the insurance policies furnished pursuant to this Lease, whether or not such repair shall be interior or exterior, and whether or not such repair shall be of a structural nature, and whether or not the same can be said to be within the present contemplation of the parties hereto.

b. The Demised Premises include a right of access over a driveway as described on Exhibit A. Notwithstanding the preceding subparagraph, the cost of repair and maintenance of such driveway shall be borne by Landlord and Tenant pro rata according to the proportionate amount of use each makes of the driveway; provided, however, that any repair or maintenance required as a result of the acts of Landlord or Tenant, or their respective invitees, licensees or tenants, shall be borne solely by the responsible party.

9. Compliance with Law.

a. Tenant shall at all times during the term of the Lease, at Tenant’s own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations, and requirements now or hereafter enacted or promulgated, of every governmental authority and municipality having jurisdiction over the Demised Premises, and of any agency thereof, relating to the Demised Premises, or the Improvements now or hereafter located thereon, or the facilities or equipment therein, or the roads adjoining the Demised Premises, or the appurtenances to the Demised Premises, or the franchises and privileges connected therewith, whether or not such laws, rules, orders, ordinances, regulations, or requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Demised Premises, replacements, or repairs, extraordinary as well as ordinary, and Tenant shall so perform and comply, whether or not such laws, rules, orders, ordinances, regulations, or requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such laws, rules, orders, ordinances, regulations, or requirements can be said to be within the present contemplation of the parties hereto; provided, however, that in lieu of making any such structural changes, improvements, replacements or repairs, Tenant may elect to terminate this Lease by delivering written notice of such election to Landlord.

b. Tenant shall have the right, provided it does so with due diligence and dispatch, to contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any law, rule, order, ordinance, regulation, or requirement of the nature hereinabove referred to in this paragraph 9. Tenant may postpone compliance with such law, rule, order, ordinance, regulation, or requirement until the final determination of such proceedings, only so long as such postponement of compliance will not subject Landlord to any criminal prosecution, or any other liability of any kind against the reversion of the Demised Premises or the Improvements thereon which may arise by reason of postponement or failure of compliance with such law, rule, order, ordinance, regulation, or requirement, and Tenant shall indemnify and hold Landlord harmless from the same. Subject to Tenant’s right to terminate this Lease as described in paragraph 9.a above, no provisions of this Lease shall be construed so as to permit Tenant to postpone compliance with such law, rule, order, ordinance, regulation, or requirement if any sovereign, municipal, or other governmental authority shall threaten to carry out any work to comply with the same or to foreclose or sell any lien affecting all or any part of the Demised Premises which shall have arisen by reason of such postponement or failure of compliance.

10. Alterations. Tenant shall have the right, at Tenant’s expense, from time to time during the term of this Lease to demolish all or any part of the Improvements and/or to make any alteration, addition, or modification to the Demised Premises or the Improvements thereon; provided that, after said alterations, additions, or modifications, the Demised Premises shall be for the same general use as provided in paragraph 11.a of this Lease, and said alterations, additions, or modifications shall not lessen the market value of the Demised Premises in any material respect; and further provided, that, Tenant shall furnish to Landlord waivers of mechanics’ and materialman’s liens from all persons furnishing materials or labor in connection therewith.

11. Use of Demised Premises.

a. Tenant may use and occupy the Demised Premises and the Improvements thereon as a site for a biodiesel processing facility, including but not limited to receiving, loading, unloading and storing necessary inputs for the operation of such facility, and storing and loading of materials produced at such facility and for any other similar or related lawful purpose that is not incompatible or in competition with the use of the adjacent land and facilities.

b. Tenant will not use or keep or allow the Demised Premises or Improvements or any portion thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy, and will not suffer any act to be done or any condition to exist within the Demised Premises or any portion thereof or in any Improvement thereon, or permit any article to be brought therein, which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance in force with respect thereto.

12. Mechanic’s Liens. Tenant shall not cause or allow any mechanics’, materialman’s or other such lien to be placed against the Demised Premises by reason of any work, labor, service, or material performed or furnished (other than by Landlord and its agents and contractors) for or to Tenant or anyone occupying the Demised Premises through or under Tenant. If any such lien shall be filed Tenant shall promptly and fully pay and discharge any and all claims on which any such lien may or could be based. Tenant shall at all times indemnify Landlord against and hold it harmless with respect to any loss, cost, fee, charge, expense, lien, or liability of any nature occurring or accruing by virtue of any such work, labor, service, or material performed or furnished (other than by Landlord and its agents and contractors) for or to Tenant.

Tenant at Tenant’s own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any such lien, in which event Tenant may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined, so long as such proceedings and any appeals shall operate to legally prevent the collection of such payments and the sale of the Demised Premises to satisfy any lien arising out of the non-payment of the same.

13. Net Lease. This is an absolute net lease and Landlord shall not be required to provide any services or do any act or thing with respect to the Demised Premises or the appurtenances thereto, except as may be specifically provided herein or the Asset Use Agreement or Contract for Services (as such terms are defined in the Stock Purchase Agreement), and the rent reserved herein shall be paid to Landlord without any claim on the part of Tenant for diminution, setoff, or abatement, and nothing shall suspend, abate, or reduce any rent to be paid hereunder, except as otherwise specifically provided in this Lease.

14. Insurance.

a. Tenant will at all times during the term of this Lease maintain insurance on the Demised Premises, the Improvements and on assets of others in the care, custody or control of Tenant of the following character:

i. Insurance against loss or damage by fire and other risks and perils from time to time included under a standard all risk policy, including without limitation the perils of fire, lightning, explosion, windstorm, tornado, collapse, hail, smoke, aircraft damage, vehicular damage, riot, civil commotion and vandalism, up to the full replacement value of the Improvements as the value may exist from time to time;

ii. Commercial general liability insurance (which includes, but is not limited to, contractual liability coverage) covering claims for bodily injury and property damage occurring on, in or about the Demised Premises, with limits of at least $1,000,000.00 per occurrence and $2,000,000.00 general aggregate;

iii. Environmental liability insurance covering claims for bodily injury, property damage and clean-up costs for pollution events occurring on, in or about the Demised Premises, with limits of at least $1,000,000.00 per occurrence;

iv. Statutory workers’ compensation coverage (including occupational disease coverage) in accordance with the laws of the State of Iowa covering all employees and employer’s liability insurance with limits of not less than $1,000,000.00 per occurrence and $1,000,000.00 disease each employee, which coverage shall include a waiver of subrogation in favor of Landlord;

v. Comprehensive automobile liability insurance covering liability arising out of any auto (owned, hired and non-owned), with a combined single limit of not less than $1,000,000.00 each accident, with such coverage endorsed to extend to any polluting events which may arise from Tenant’s ownership, use or operation of a motor vehicle on the Demised Premises; and

vi. Such other insurance as Landlord may reasonably request and as is carried by Landlord with respect to the adjacent land and facilities owned and operated by Landlord.

b. Landlord will at all times during the term of this Lease maintain insurance on Landlord’s adjacent land and facilities (the “Landlord Premises”), and on assets of others in the care, custody or control of Landlord of the following character:

i. Insurance against loss or damage by fire and other risks and perils from time to time included under a standard all risk policy, including without limitation the perils of fire, lightning, explosion, windstorm, tornado, collapse, hail, smoke, aircraft damage, vehicular damage, riot, civil commotion and vandalism, up to the full replacement value of the Landlord Premises as the value may exist from time to time;

ii. Commercial general liability insurance (which includes, but is not limited to, contractual liability coverage) covering claims for bodily injury and property damage occurring on, in or about the Landlord Premises, with limits of at least $1,000,000.00 per occurrence and $2,000,000.00 general aggregate;

iii. Environmental liability insurance covering claims for bodily injury, property damage and clean-up costs for pollution events occurring on, in or about the Landlord Premises, with limits of at least $1,000,000.00 per occurrence;

iv. Statutory workers’ compensation coverage (including occupational disease coverage) in accordance with the laws of the State of Iowa covering all employees and employer’s liability insurance with limits of not less than $1,000,000.00 per occurrence and $1,000,000.00 disease each employee, which coverage shall include a waiver of subrogation in favor of Tenant; and

v. Comprehensive automobile liability insurance covering liability arising out of any auto (owned, hired and non-owned), with a combined single limit of not less than $1,000,000.00 each accident, with such coverage endorsed to extend to any polluting events which may arise from Landlord’s ownership, use or operation of a motor vehicle on the Landlord Premises.

c. All such policies required under this paragraph 9 shall be procured from insurance companies licenced in the State of Iowa and shall be listed in the current “Best’s Insurance Guide” as possessing a minimum policy holder’s rating of “A” and a financial category no lower than “VIII” ($100 million to $250 million of adjusted policy holder’s surplus). The policies required of Tenant above (other than workers’ compensation) shall name Landlord, as an additional insured on a primary and non-contributory basis. The policies required of Landlord above (other than workers’ compensation) shall name Tenant, as an additional insured on a primary and non-contributory basis. Such insurance may be obtained by either party by endorsement on its blanket insurance policies, provided that (i) such blanket policies satisfy the requirements specified herein and (ii) the other party shall be furnished with the certificate of the insurer to the effect that the amount of insurance allocable to the Demised Premises and Improvements, with respect to Tenant, and to the Landlord Premises, with respect to Landlord, is not less than the amount required by this paragraph and (iii) the protection afforded Tenant, or Landlord, as applicable, is not less than the protection which would have been afforded under a separate policy or policies relating only to the Demised Premises, or Landlord Premises, as applicable. Neither party shall be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer, provided that the either party may, at its cost and expense, prosecute any such claim or contest any such settlement, and in such event such prosecuting party may bring any such prosecution or contest in the name of Landlord, Tenant, or both, and the other party shall cooperate with the prosecuting party and will join therein at the prosecuting party’s written request upon receipt by such party of an indemnity from the prosecuting party against all costs, liabilities, and expenses in connection with such cooperation, prosecution, or contest.

d. Promptly after the execution and delivery of this Lease each party shall deliver to the other party true and correct copies of policies or certificates of insurers satisfactory to the other party evidencing all the insurance which is then required to be maintained by such party hereunder, and each party shall, within 30 days prior to the expiration of any such insurance, deliver other true and correct copies of policies or satisfactory certificates of the insurers evidencing the renewal of such insurance. Should Tenant fail to effect, maintain, or renew any insurance provided for herein, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, Landlord, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure such insurance shall be additional rent hereunder and shall be repaid by Tenant within 30 days following the date on which demand therefor shall be made by Landlord. Such insurance policy(ies) shall contain a provision that such policy(ies) shall not be canceled or reduced in scope (as to coverage or limits) without thirty (30) days prior written notice to Landlord in the case of insurance required to be maintained hereunder by Tenant and to Tenant with respect to insurance required to be maintained by Landlord hereunder.

e. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) with respect to, and Landlord and Tenant do each herewith and hereby release and relieve the other, and waive their entire right of recovery for, any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Demised Premises, the Landlord Premises or any additions or improvements thereto or any contents therein, to the extent covered by insurance required to be carried by the other party hereto, even though such loss may have been occasioned by the negligence or willful acts or omissions of Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of this mutual waiver. For purposes of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Landlord or Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Agreement, or if a party fails to carry any insurance required to be carried pursuant to this Agreement, then all loss or damage to such party, its property or leasehold interest, its business, its property, the Demised Premises, the Landlord Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, neither party shall be liable to the other or any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any property or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage may have been occasioned by the negligence of the other party, its employees, agents, contractors or invitees, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

15. Casualty.

a. If the Improvements on the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of such destruction or damage. Tenant expressly waives the provisions of any present or future law relating to such damage or destruction and agrees that the provisions of this Lease shall control the rights of Landlord and Tenant. Provided further, that rent shall not abate hereunder by reason of any damage to or destruction of the Improvements, except as specifically provided for in this Lease.

b. If the Improvements on the Demised Premises are substantially damaged or destroyed in any single fire or by any single casualty so that they shall be economically unsuitable for restoration for Tenant’s business operations (as determined by Tenant in its sole and absolute discretion), then in lieu of rebuilding, replacing, and repairing the Improvements as provided in this Lease, Tenant shall within 90 days after the occurrence of such damage or destruction, give notice to Landlord of Tenant’s intention to terminate this Lease. Such notice shall be signed by the President or a Vice President of Tenant and shall (i) specify such termination date (herein in this paragraph called the Termination Date), which shall be on or after the date of the delivery of such notice, and (ii) contain a certification by Tenant to the effect that the Improvements have been substantially damaged or destroyed and that Tenant has determined that the Demised Premises are economically unsuitable for restoration for Tenant’s business operations, and will not be rebuilt or repaired by Tenant. If such notice and certificate shall have been delivered, then on or before the

Termination Date Tenant shall surrender and deliver the Demised Premises as required under paragraph 35 of this Lease, provided, that the damaged Improvements shall be cleaned and removed from the Demised Premises to the reasonable satisfaction of Landlord. In such case Tenant’s insurance proceeds shall be applied to the following in the order indicated: (1) to the cost of cleanup and removal of damaged Improvements; (2) to the satisfaction of Leasehold Mortgagees as permitted under this Lease; (3) the worth at the time of termination of any unpaid rent which would have been received for the remainder of the term (such worth to be computed in the same manner as “worth at the time of award” under subparagraph iii of paragraph 20); and (4) the balance to Tenant.

c. If a portion of the Demised Premises or the Improvements shall be damaged or destroyed by any fire or other casualty and this Lease is not terminated as provided for herein, then this Lease shall continue in full force and effect and Tenant shall, promptly and diligently after any such damage or destruction and at its own cost and expense, demolish, repair, restore or replace the Improvements to the extent so desired by Tenant. The net proceeds of Tenant’s insurance proceeds shall immediately be paid over to Tenant to be used by Tenant for such purposes.

16. Indemnification.

a. Tenant’s Duty to Indemnify. To the fullest extent permitted by law, Tenant will indemnify and save harmless Landlord from and against any and all liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims, and judgments (to the extent that the same are not paid out of the proceeds of any policy of insurance furnished by Tenant to Landlord pursuant to paragraph 14a hereof) arising from injury, or claim of injury, during the term of this Lease to person or property of any and every nature, and from any matter or thing, growing out of the Tenant’s occupation, possession, use, management, improvement, construction, alteration, repair, maintenance, or control of the Demised Premises, the Improvements now or hereafter located thereon, the facilities and equipment thereon, the roads adjoining the Demised Premises, the appurtenances to the Demised Premises, or the franchises and privileges connected therewith, or arising out of Tenant’s failure to perform, fully and promptly, or Tenant’s postponement of compliance with, each and every term, covenant, condition, and agreement herein provided to be performed by Tenant, except the foregoing shall not apply to any loss or damage arising from the negligence or willful acts of Landlord. Tenant, at Tenant’s own cost and expense, will defend by counsel of Tenant’s choosing any and all suits that may be brought and claims which may be made against Landlord, or in which Landlord may be impleaded with others, whether Landlord shall be liable or not, upon any such above-mentioned liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims, and judgments and shall satisfy, pay, and discharge any and all judgments that may be recovered against Landlord in any such action or actions in which Landlord may be a party defendant, or that may be filed against the Demised Premises, or the Improvements thereon, or the appurtenances, or any interest therein, and in the event of the failure of Tenant to pay the sum or sums for which Tenant shall become liable as aforesaid, then Landlord may pay such sum or sums, with all interest and charges which may have accrued thereon, and the amount so paid by Landlord shall be payable by Tenant to Landlord upon demand.

b. Landlord’s Duty to Indemnify. To the fullest extent permitted by law, Landlord will indemnify and save harmless Tenant from and against any and all liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims, and judgments (to the extent that the same are not paid out of the proceeds of any policy of insurance furnished by Landlord to Tenant pursuant to paragraph 14b hereof) arising from injury, or claim of injury, during the term of this Lease to person or property of any and every nature, and from any matter or thing, growing out of the Landlord’s occupation, possession, use, management, improvement, construction, alteration, repair, maintenance, or control of the Landlord Premises, the improvements now or hereafter located thereon, the facilities and equipment thereon, the roads adjoining the Landlord Premises, the appurtenances to the Landlord Premises, or the franchises and privileges connected therewith, or arising out of Landlord’s failure to perform, fully and promptly, or Landlord’s postponement of compliance with, each and every term, covenant, condition, and agreement herein provided to be performed by Landlord, except the foregoing shall not apply to any loss or damage arising from the negligence or willful acts of Tenant. Landlord, at Landlord’s own cost and expense, will defend by counsel of Landlord’s choosing any and all suits that may be brought and claims which may be made against Tenant, or in which Tenant may be impleaded with others, whether Tenant shall be liable or not, upon any such above-mentioned liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims, and judgments and shall satisfy, pay, and discharge any and all judgments that may be recovered against Tenant in any such action or actions in which Tenant may be a party defendant, or that may be filed against the Landlord Premises, or the improvements thereon, or the appurtenances, or any interest therein, and in the event of the failure of Landlord to pay the sum or sums for which Landlord shall become liable as aforesaid, then Tenant may pay such sum or sums, with all interest and charges which may have accrued thereon, and the amount so paid by Tenant shall be payable by Landlord to Tenant upon demand.

17. Condemnation. If at any time during the term of this Lease all or any part of the Demised Premises or the Improvements thereon shall be taken in the exercise of the power of eminent domain by any sovereign, municipality, or other public or private authority, then, at Tenant’s option, this Lease shall terminate on the date of vesting of title in such taking or such earlier date (on or after the date of the delivery of such notice) as Tenant may specify in a written notice to Landlord of Tenant’s election to terminate this Lease and any prepaid rent shall be apportioned as of said date.

18. Assignment; Subletting. Except for Permitted Transfer (as defined below), Tenant may not assign this Lease, or any interest therein, or sublet the Demised Premises in whole or in part, without the prior, express, and written consent of Landlord, which shall not be unreasonably withheld, and a consent to any assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting. Except for Permitted Transfers, any assignment or subletting without Landlord’s written consent shall be void, and shall, at the option of Landlord, terminate this

Lease. Except for Permitted Transfers, neither this Lease nor the leasehold estate of Tenant nor any interest of Tenant under this Lease in the Demised Premises or the Improvements shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever. Except for Permitted Transfers, any such attempted involuntary assignment, transfer, or sale shall be void and of no effect, and shall, at the option of Landlord, terminate this Lease. Tenant may, without Landlord’s consent, (i) assign this Lease, or any interest therein, or sublet the Demised Premises in whole or in part, to any Affiliate of Tenant (as such term is defined in the Stock Purchase Agreement) or (ii) assign or transfer this Lease, by operation of law or otherwise, to any person or entity succeeding to all or substantially all of Tenant’s assets or business who agrees in writing to assume all of Tenant’s obligations hereunder which arise from and after the date of such assignment or transfer (collectively, the “Permitted Transfers”). In the event the assignee or transferee pursuant to a Permitted Transfer described in clause (ii) immediately above is at least as creditworthy as Tenant as of the date of the assignment or transfer, Tenant shall be released of its obligations under this Lease with respect to periods from and after the date of the assignment or transfer.

Except as otherwise provided in the immediately preceding sentence, no acceptance by Landlord of any performance, rent, or additional rent herein provided to be done or paid by Tenant from any person, firm, or corporation other than Tenant, shall discharge Tenant (except to the extent of the performance and payments so accepted by Landlord) from liability to pay all of rent herein provided to be paid by Tenant or from liability to perform any of the terms, covenants, conditions, and agreements set forth in this Lease.

To the extent the provisions of this paragraph 18 (Assignment; Subletting) are inconsistent with the provisions of paragraph 6 (Leasehold Mortgagees), the provisions of paragraph 6 shall govern.

19. Injunction. Landlord, at Landlord’s option, in addition to any other rights reserved to Landlord, and notwithstanding the concurrent pendency of summary or other dispossession proceedings between Landlord and Tenant, shall have the right at all times during the term of this Lease to restrain by injunction any violation or attempted violation by Tenant of any of the terms, covenants, conditions, or agreements of this Lease, and to enforce by injunction any of the terms, covenants, conditions, and agreements hereof.

20. Default; Termination.

a. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

i. Any failure by Tenant to pay the rental required to be paid by Tenant hereunder where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; or

ii. Any failure by Tenant to pay the Impositions required to be paid hereunder by Tenant where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; or

iii. Any failure by Tenant to maintain the insurance required to be maintained hereunder by Tenant where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; or

iv. There shall be filed by or against Tenant in any court or other tribunal pursuant to any statute or other rule of law, either of the United States or of any State or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant’s property, unless such petition be filed against Tenant and if in good faith Tenant shall promptly thereafter commence and diligently prosecute any and all proceedings appropriate to secure the dismissal of such petition, and such petition is dismissed within 180 days or Tenant makes an assignment for the benefit of creditors; or

v. Pursuant to any other default or breach of this Lease by Tenant, Landlord obtains a money judgment against Tenant in a court of competent jurisdiction, and such judgment is not paid to Landlord within sixty (60) days after such judgment becomes final.

b. In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord, subject to the rights of the Leasehold Mortgagees under paragraph 6, shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate in the manner specified in this section of the Lease. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

i. The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

ii. The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

iii. The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

iv. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

v. Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Iowa law.

As used in subparagraphs i and ii above, the “worth at the time of award” is computed by allowing interest at the rate of 8.0% per annum. As used in subparagraph iii above, the “worth at the time of award” is computed by discounting such amount at the discount rate of 8.0%.

c. The occurrence of any default or breach of this Lease by Tenant, other than those set forth in subparagraph a above, shall be deemed not to be material hereunder, and Landlord shall not have the right to terminate this Lease for any such default. In the event of such a non-material default, which default continues for thirty (30) days after written notice thereof by Landlord to Tenant (provided that, if the nature of such default is such that the same cannot be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently pursue the same to completion), Landlord’s sole remedy shall be damages, as determined by a court of competent jurisdiction.

d. In the event of the vacation or abandonment of the Demised Premises by Tenant, Landlord shall have the right to re-enter the Demised Premises and take possession of the Demised Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either recover all rental as it becomes due, or relet the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable.

e. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any year, which is applied to the payment of rent hereunder, be less than the rent payable during that year by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid annually. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting.

f. Upon a default or breach of any term of this Lease by Landlord hereunder, Tenant shall have the right to terminate this Lease and all other rights and remedies provided by law or equity.

g. Except as otherwise expressly provided herein, the rights and remedies given herein to Landlord and Tenant shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights reserved to Landlord or to Tenant under the provisions of this Lease or given to Landlord or to Tenant by law.

21. Landlord’s Right to Cure Tenant’s Defaults. Whenever and as often as Tenant shall fail or neglect to comply with and perform any term, covenant, condition, or agreement to be complied with or performed by Tenant hereunder, then, upon thirty (30) days’ prior written notice to Tenant, Landlord at Landlord’s option, in addition to all other remedies available to Landlord, may perform, or cause to be performed, such work, labor, services, acts, or things, and take such other steps, including entry onto the Demised Premises and the Improvements thereon, as Landlord may deem advisable, to comply with and perform any such term, covenant, condition, or agreement which is in default, in which event Tenant shall reimburse Landlord upon demand, and from time to time, for all costs and expenses suffered or incurred by Landlord in so complying with or performing such term, covenant, condition, or agreement. The commencement of any work or the taking of any other steps or performance of any other act by Landlord pursuant to the immediately preceding sentence shall not be deemed to obligate Landlord to complete the curing of any term, covenant, condition, or agreement which is in default.

22. Tenant’s Expenses. Landlord shall reimburse Tenant upon demand for all reasonable expenses, including attorneys’ fees, incurred by Tenant in connection with any litigation to enforce any obligation of Landlord which is in default hereunder. If the leasehold interest of Landlord hereunder shall hereafter be held by more than one person, corporation, or other entity, and if litigation shall arise by reason of a dispute among such persons, corporations, or other entities, and if Tenant is made a party to such litigation without Tenant’s consent, then Landlord shall reimburse Tenant upon demand for all reasonable expenses, including attorneys’ fees, incurred by Tenant in connection with any such litigation.

23. Landlord’s Expenses. Tenant shall reimburse Landlord upon demand for all reasonable expenses, including attorneys’ fees, incurred by Landlord in connection with the collection of any rent in default hereunder, or the termination of this Lease by reason of a material default of Tenant, as such term is defined above, or the enforcement of any other obligation of Tenant which is in default hereunder, or the protection of Landlord’s rights hereunder, or any litigation or dispute in which Landlord becomes a party or otherwise becomes involved, without fault on its part, relating to the Demised Premises or Landlord’s rights or obligations hereunder. If the leasehold interest of Tenant hereunder shall hereafter be held by more than one person, corporation, or other entity, and if litigation shall arise by reason of a dispute among such persons, corporation, or other entities, and if Landlord is made a party to such litigation without Landlord’s consent, then Tenant shall reimburse Landlord upon demand for all reasonable expenses, including attorneys’ fees, incurred by Landlord in connection with any such litigation.

24. Waiver of Trial by Jury. To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any litigation brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease or the Demised Premises or the Improvements thereon.

25. Merger. In no event shall the leasehold interest, estate, or rights of Tenant hereunder, or of the holder of any mortgage upon this Lease, merge with any interest, estate, or rights of Landlord in or to the Demised Premises, it being understood that such leasehold interest, estate, and rights of Tenant hereunder, and of the holder of any mortgage upon this Lease, shall be deemed to be separate and distinct from Landlord’s interest, estate, and rights in or to the Demised Premises, notwithstanding that any such interests, estates, or rights shall at any time or times be held by or vested in the same person, corporation, or other entity.

26. Definition of Landlord. The term Landlord as used in this Lease shall at any given time mean the person or persons, corporation or corporations, or other entity or entities who are the owner or owners of the reversionary estate of Landlord in and to the Demised Premises. In the event of any conveyance or other divestiture of title to the reversionary estate of Landlord in and to the Demised Premises, the grantor or the person or persons, corporation or corporations, or other entity or entities who are divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person or persons, corporation or corporations, or other entity or entities who otherwise succeeds or succeed to title shall be deemed to have assumed the covenants and obligations of Landlord thereafter accruing hereunder, and until the next conveyance or divestiture of title, Tenant shall look solely to said grantee or successor for the observance and performance of the covenants and obligations of Landlord hereunder so assumed by said grantee or successor. Tenant agrees to attorn to any such grantee or successor.

27. Quiet Enjoyment. Landlord covenants that at all times during the term of this Lease, so long as Tenant is not in default hereunder, Tenant’s quiet enjoyment of the Demised Premises or any part thereof shall not be disturbed by any act of Landlord, or of anyone acting by, through, or under Landlord, it being understood, however, that any person, corporation, or other entity who from time to time is Landlord hereunder shall be entirely relieved of this covenant under the circumstances set forth in paragraph 26 hereof (Definition of Landlord).

28. Extensions of Term. Tenant may elect to extend the term of this Lease for six (6) additional terms of five years each upon the terms, covenants, conditions, conditional limitations, and agreements herein contained, in accordance with and subject to the following conditions:

a. Each extension of the term of this Lease shall be for a period of 5 years commencing on the date of termination of the original or then current extended term and expiring on the fifth anniversary of the date of commencement of such extension period. The term of this Lease may be extended a maximum of six times so that the final termination date of this Lease, in any event, shall be no later than [July 31, 2056].

b. The election to extend shall be exercised, if at all, at least 90 days prior to the date of commencement of the extension period so elected. The election to extend shall be exercised only by written notice to Landlord, which notice shall be executed and acknowledged by Tenant in form proper for recording. During each extended term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the annual Basic Rent for each extended term shall be payable in the amounts and at the times set forth in subparagraph c below.

c. The Basic Rent for each extended term shall be annual rental at the rate of $1.00 per year, payable on July 1 of each year beginning on July 1 of the first year of the extended term, without set-off or abatement. The notice of election to extend the term of this Lease given in accordance with the provisions of this paragraph shall automatically extend the term of this Lease for the extended term without further writing. However, either party, upon request of the other, will execute and acknowledge, in form proper for recording, an instrument confirming said extension, which shall have been properly elected by Tenant.

All references in this Lease to the “term” of this Lease, or to the “term” hereof, shall be deemed to include the original term specified in paragraph 2 hereof (Demised Premises and Term) and each extended term thereof elected pursuant to the provisions of this paragraph.

The notice of election to extend the term of this Lease given in accordance with the provisions of this paragraph shall have no effect, and the extension period shall not become effective, if Landlord has delivered to Tenant a written notice of default under the terms of this Lease at the time the notice is given or immediately prior to the expiration date of the Lease, and neither Tenant nor the Leasehold Mortgagee has cured, or taken steps to cure, such default.

A termination of this Lease pursuant to paragraph 20 (Default; Termination), or any other provision hereof, or pursuant to present or future law, shall extinguish all extension periods theretofore elected and all rights of election of extension periods not theretofore exercised.

29. Present Condition of Premises. Tenant represents that the Demised Premises, the improvements thereon, the driveway accessing the same, sub-surface conditions, and the present tenancies, uses, and non-uses thereof, have been examined by Tenant and Tenant’s agents and that Tenant accepts the same, without recourse to Landlord except as may be otherwise provided in the Stock Purchase Agreement or the Contribution Agreement executed by and between Landlord and Tenant in connection therewith, in the condition or state in which they or any of them now are, without representation or warranty, expressed or implied in fact or by law, as to the nature, condition, or usability thereof, or as to the use or uses to which the Demised Premises or any part thereof may be put, or as to the prospective income from, and expense of operation of, the Demised Premises.

30. Landlord’s Right of Entry. Upon three (3) days’ prior written notice to Tenant and subject to strict adherence and compliance with Tenant’s safety rules and regulations, Landlord and Landlord’s authorized agents and employees shall have the right from time to time, at Landlord’s option, to enter and pass through the Demised Premises and the Improvements thereon during business hours to examine the same and to show them to prospective purchasers, mortgagees, and others, but this shall not obligate Landlord to make any such entry or examination.

31. Messages. Any notice, demand, election, payment, or other communication (hereafter in this paragraph 31 collectively referred to as Messages) which Landlord or Tenant shall desire or be required to give pursuant to the provisions of this Lease shall be sent by registered or certified mail, return receipt requested, and the giving of such Message shall be deemed complete on the third (3rd) business day after the same is deposited in a United States Post Office with postage charges prepaid, enclosed in a securely sealed envelope addressed to the person intended to be given such Message at the respective addresses set forth below or to such other address as such party may theretofore have designated by notice pursuant to this paragraph 31.

Landlord:	West Central Cooperative
406 1st St., P. O. Box 68
Ralston, Iowa, 51459

Tenant:	Renewable Energy Group, Inc.
406 1st St., P. O. Box 68
Ralston, Iowa, 51459

If, at any time, the leasehold interest of Tenant or the fee interest of Landlord shall be owned by more than one person, corporation, or other entity (hereafter in this paragraph collectively referred to as said Owners), then within ten (10) days after written demand by Landlord or Tenant, as the case may be, said Owners shall give to the other party hereto written notice, executed and acknowledged by all of said Owners, in form proper for recording, of the entity to whom shall be given, as agent for all of said Owners, all Messages thereafter given hereunder. Thereafter, until such designation is revoked by written notice given by all of said Owners to the other party hereto, any Message given to such agent shall be deemed to have been given to each and every one of said Owners at the same time that such Message is given to such agent. If said Owners shall fail so to designate in writing one such agent to whom all Messages are to be given, or if such designation shall be revoked as aforesaid, then any Message may be given to any one of said Owners as agent for all of said Owners, and such Message shall be deemed to have been given to each and every one of said Owners at the same time that such Message is given to any one of them.

32. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the term of this Lease, within thirty (30) days after request by the other party hereto or by the Leasehold Mortgagee, it will execute, acknowledge, and deliver to the Leasehold Mortgagee or such other party or to any prospective purchaser, assignee, or any other mortgagee designated by such other party, a certificate stating

a. That this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements);

b. The date to which rent has been paid;

c. Whether or not there is any existing default by Tenant in the payment of any rent or other sum of money hereunder, and whether or not there is any other existing default by either party hereto with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; and

d. Whether or not there are any set-offs, defenses, or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

33. Payments of Money; Interest. All amounts whatsoever which Tenant shall be obligated to pay to Landlord pursuant to this Lease shall be deemed rent, and in the event of the nonpayment by Tenant of any sum of money which Tenant from time to time shall be obligated to pay to Landlord under any provision of this Lease, Landlord shall have the same rights and remedies by reason of such nonpayment as if Tenant had failed to pay an installment of Basic Rent under paragraph 3 hereof. In each instance when Tenant shall be obligated to make any payment of any sum of money to Landlord hereunder, or Landlord shall be obligated to make any payment of any sum of money to Tenant hereunder, interest shall accrue thereon and be payable hereunder at the rate of twelve percent (12.0%) per annum, or the highest rate permitted by law, whichever is lower, computed from the date such payment first became due hereunder.

34. Non-Waiver. No waiver by Landlord of any breach by Tenant, or waiver by Tenant of any breach by Landlord, of any term, covenant, condition, or agreement herein and no failure by Landlord or Tenant to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition, or agreement or of any subsequent breach of any such term, covenant, condition, or agreement, nor bar any right or remedy of Landlord or Tenant in respect of any such subsequent breach, nor shall the receipt of any rent, or any portion thereof, by Landlord, operate as a waiver of the rights of Landlord to enforce the payment of any other rent then or thereafter in default, or to terminate this Lease, or to recover the Demised Premises, or to invoke any other appropriate remedy which Landlord may select as herein or by law provided.

35. Surrender. Tenant shall, on the last day of the term of this Lease or upon any termination of this Lease pursuant to paragraph 20 (Default; Termination) hereof, or upon any other termination of this Lease, well and truly surrender and deliver up the Demised Premises, with the Improvements then located thereon, into the possession and use of Landlord, without fraud or delay and in as good order, condition and repair as exists on the commencement date of this Lease, reasonable wear and tear excepted, free and clear of all lettings and occupancies, free and clear of all liens and encumbrances other than those existing on the date of this Lease and those, if any, created by Landlord, without any payment or allowance whatever by Landlord on account of or for any buildings and improvements erected or maintained on the Demised Premises at the time of the surrender, or for the contents thereof or appurtenances thereto, subject to the provisions of paragraph 36 (Rights on Termination), and also subject to the condition that upon the request of Landlord the Improvements shall be cleaned and removed from the Demised Premises to the reasonable satisfaction of Landlord. Provided, however, that Tenant’s Trade Fixtures, personal property, and other belongings of Tenant or of any subtenant or other occupant of space in the Demised Premises shall be and remain the property of Tenant, and Tenant shall have a reasonable time after the expiration of the term of this Lease to remove the same.

36. Rights on Termination. If Renewable Energy Group, Inc. or its successor, assignee or transferee pursuant to a Permitted Transfer, is the Tenant under this Lease at the time of its termination, the parties shall have the following rights with respect to the Improvements and Demised Premises:

a. Tenant shall have the right, at its option, to request that it be compensated for the fair market value of the Improvements as of the date of termination. If Tenant desires to exercise this right it shall give Landlord written notice of such election not less than three months and not more than six months prior to the date of termination. Upon giving of such notice the purchase price for the Improvements shall be determined by the following procedure:

i. Landlord and Tenant shall attempt to agree upon a purchase price for the Improvements.

ii. If a purchase price for the Improvements is not mutually agreed upon within thirty (30) days of Tenant’s notice of election to request compensation for the Improvements, then Landlord shall select an appraiser, Tenant shall select an appraiser, and the two appraisers shall select a third appraiser. The three appraisers will, by majority vote, determine the fair market value of the improvements. Upon such determination, the appraisers shall give written notice of the fair market value determination to Landlord and Tenant. The decision of the appraisers shall be binding upon the parties hereto. The fee of the appraiser selected by Landlord shall be paid by Landlord. The fee of the appraiser selected by Tenant shall be paid by Tenant. The fee of the appraiser selected by the two other appraisers shall be paid jointly by Landlord and Tenant.

b. After the fair market value purchase price for the Improvements has been determined pursuant to the above, Landlord shall have the option to elect whether to purchase the Improvements at such price or to elect to have the Demised Premises and Improvements offered for public sale. Landlord shall give Tenant written notice of its election within thirty (30) days after the date the fair market value purchase price for the Improvements has been determined.

c. If Landlord elects to purchase the Improvements then payment of the purchase price as determined above shall be made within sixty (60) days of the exercise of its option to purchase the Improvements. Payment shall be made in cash and the Improvements shall be sold and conveyed to Landlord free and clear of all liens and encumbrances other than those that may be created by Landlord. Tenant will execute, acknowledge and deliver to Landlord a bill of sale, a deed, or whatever other documentation Landlord may reasonably request to confirm the vesting of full and complete title to the Improvements in Landlord.

d. If Landlord elects to have the Demised Premises and Improvements offered for public sale then Landlord and Tenant shall jointly offer the Demised Premises and Improvements for sale for the best price obtainable on commercially reasonable terms. Upon the closing of any such sale the proceeds representing the value of the Improvements shall be allocated to Tenant and the portion of the proceeds representing the Demised Premises shall be allocated to Landlord.

The provisions of this paragraph shall apply only if Renewable Energy Group, Inc. or its successor, assignee or transferee pursuant to a Permitted Transfer, is the Tenant at the time of termination of this Lease.

37. Memorandum of Lease. Each of the parties hereto will, promptly upon request of the other, execute a memorandum of this Lease in form suitable for recording setting forth the names of the parties hereto and the term of this Lease, identifying the Demised Premises, and also including such other clauses therein as either party may desire, except the amounts of Basic Rent payable hereunder.

38. No Partnership. Landlord shall not be deemed, in any way or for any purpose, to have become, by the execution of this Lease or any action taken under this Lease, a partner of Tenant, in Tenant’s business or otherwise, or a member of any joint enterprise with Tenant.

39. No Oral Changes. This Lease may not be changed or modified orally, but only by an agreement in writing signed by the party against whom such change or modification is sought to be enforced.

40. Bind and Inure. The terms, covenants, conditions, and agreements of this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, subject, however, to the provisions of paragraph 5 (Title to Improvements), paragraph 18 (Assignment; Subletting) and paragraph 26 (Definition of Landlord) hereof. Any waiver of rights by either party hereto shall be deemed to be a waiver of such rights not only by such party but shall be deemed to be a waiver of such rights for and on behalf of each and every successor and assignee of such party.

41. Force Majeure. The time within which either party hereto shall be required to perform any act under this Lease, other than the payment of money, shall be extended by a period of time equal to the number of days during which performance of such act is delayed unavoidably by strikes, lockouts, acts of God, governmental restrictions, failure, or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, unavoidable casualties, or any other cause beyond the reasonable control of either party hereto, excluding, however, the inability or failure of either party to obtain any financing which may be necessary to carry out its obligations. Notwithstanding the foregoing, unless the party entitled to such extension shall give notice to the other party hereto (plus concurrent notice by telephone or telegraph if such other party’s telephone number is not readily available) of its claim to such extension within ten (10) business days after the event giving rise to such claim shall have occurred, there shall be excluded in computing the number of days by which the time for performance of the act in question shall be extended, the number of days which shall have elapsed between the occurrence of such event and the actual giving of such notice.

42. Hazardous Material.

a. The Tenant shall keep and maintain the Demised Premises in compliance with, and shall not cause the Demised Premises to be in violation of, any federal, state, or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions (Hazardous Materials Laws) on, under, about, or affecting the Demised Premises. The Tenant shall not use, generate, manufacture, store, or dispose of on, under or about the Demised Premises or transport to or from the Demised Premises, in violation of any Hazardous Materials Laws, any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, or toxic substances under any applicable federal or state laws or regulations (collectively referred to hereinafter as “Hazardous Materials”).

b. Except as otherwise provided in the Stock Purchase Agreement or the Contribution Agreement executed by and between Landlord and Tenant in connection therewith, the Tenant shall be solely responsible for, and shall indemnify and hold harmless the Landlord, its directors, officers, employees, agents, successors, and assigns from and against, any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the Tenant’s use, generation, storage, release, threatened release, discharge or disposal of Hazardous Materials on, under or about the Demised Premises, including without limitation:

i. All foreseeable damages;

ii. The costs of any required or necessary repair, cleanup, or detoxification of the Demised Premises, and the preparation and implementation of any closure, remedial, or other required plans; and

iii. All reasonable costs and expenses incurred by the Lender in connection with clauses (i) and (ii), including, but not limited to, reasonable attorneys’ fees. The Tenant shall, upon the request of the Landlord, provide the Landlord with a bond or letter of credit, in form and substance satisfactory to the Landlord, in an amount sufficient to cover the costs of any required cleanup.

c. The Tenant shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Materials on, under, or about the Demised Premises arising during the term of this Lease.

43. Conflicts; No Expansion or Limit of Other Rights. No term or provision of this Lease shall operate or be construed to expand, waive, release, limit or diminish any rights, remedies or recourse Tenant or Landlord may have against the other pursuant to the Stock Purchase Agreement or the Contribution Agreement executed by and between Landlord and Tenant in connection therewith.

44. Tenant’s Special Termination Option. Tenant shall have the right to terminate this Lease at any time upon delivery of not less than one hundred eighty (180) days’ prior written notice to Landlord.

45. Survival. All warranties, representations, indemnities and covenants herein which by their nature may require or be capable of performance upon or after the termination of this Lease shall survive the termination of this Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:		TENANT:

WEST CENTRAL COOPERATIVE		RENEWABLE ENERGY GROUP, INC.

By	/s/ JEFFREY STROBURG	By	/s/ NILE RAMSBOTTOM
Jeffrey Stroburg, President		Nile Ramsbottom, President

STATE OF IOWA	)
) ss:
COUNTY OF GREEN	)

This instrument was acknowledged before me on July 31, 2006, by Jeffrey Stroburg, as President of West Central Cooperative.

/s/ JOHN A. GERKEN
, Notary Public
(Seal)	My commission expires: 9/22/07

STATE OF IOWA	)
) ss:
COUNTY OF GREEN	)

This instrument was acknowledged before me on July 31, 2006, by Craig Heineman, as Secretary of West Central Cooperative.

/s/ JOHN A. GERKEN
, Notary Public
(Seal)	My commission expires: 9/22/07

DESCRIPTION OF LAND

Lot A of Lot 2 of the Northeast Quarter of the Northwest Quarter (NE 1/4 NW 1/4) and Lot A of Lot 1 of the Southeast Quarter of the Northwest Quarter (SE 1/4 NW 1/4) of Section Thirty-six (36), Township Eighty-four (84) North, Range Thirty-three (33) West of the 5th P.M., in Carroll County, Iowa; and a non-exclusive right of access to the above described real estate over a 20 foot strip of land, the centerline of which is described as follows:

Beginning 623.52 feet West of the center of Section Thirty-six (36), Township Eighty-four (84) North, Range Thirty-three (33) West of the 5th P.M., in Carroll County, Iowa; thence North 70° 43’28” West 244.89 feet; thence North 44° 32’39” West 224.10 feet; thence Northeasterly 276.08 feet along a 200.00 foot radius curve concave Easterly; thence North 34° 32’50” East 168.12 feet; thence Northwesterly 125.44 feet along a 200.00 foot radius curve concave Westerly; thence North 01° 23’15” West 110.87 feet; thence Northeasterly 101.55 feet along a 175.00 foot radius curve concave Southeasterly; thence North 31° 51’36” East 41.64 feet; thence Northwesterly 110.74 feet along a 200.00 foot radius curve concave Northwesterly; thence North 00° 08’06” East 70.00 feet;

all as more particularly described and shown on the plat prepared by Warder C. Hillhouse, Jr., dated May 4, 1995, a copy of which is attached to this Exhibit A.

Exhibit A